Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED PERFORMANCE GUARANTY

This AMENDED AND RESTATED PERFORMANCE GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of April 30, 2026, is made by ACCESSONE HOLDINGS, INC. (“Holdings”), a Delaware corporation and PHREESIA, INC., a Delaware corporation (“Phreesia”, and together with Holdings in such capacity, each a “Performance Guarantor”, and collectively, the “Performance Guarantors”), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) for the benefit of itself and the other Purchaser Parties (and their assigns) under the Receivables Purchase and Administration Agreement (as defined below). Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Receivables Purchase and Administration Agreement or, if not defined therein, the respective meanings assigned thereto in the Receivables Sale Agreement referred to below.
PRELIMINARY STATEMENTS:

(1) Prior to the date hereof, AccessOne MedCard, Inc., a North Carolina corporation (“AccessOne MedCard”), as the originator thereunder (in such capacity, the “Originator”) and as the servicer thereunder (the “Servicer”) and AccessOne Funding, LLC, a Delaware limited liability company (the “SPV”), as the buyer thereunder, entered into that certain Receivables Sale Agreement, dated as of March 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Sale Agreement”), pursuant to which the Originator has and will, from time to time, sell or contribute Receivables and Related Rights to the SPV.

(2) Concurrently herewith, the SPV, as seller (in such capacity, the “Seller”), PNC Bank, National Association, as administrative agent (the “Administrative Agent”), the Persons from time to time party thereto as Purchasers, PNC Capital Markets LLC, as the Structuring Agent, and the Servicer are entering into that certain Amendment No. 9 to the Receivables Purchase and Administration Agreement (the “RPAA Amendment”), dated as of the date hereof, which amends that certain Receivables Purchase and Administration Agreement, dated as of March 31, 2020 (as amended, restated, supplemented or otherwise modified from time to time, including by the RPAA Amendment, the “Receivables Purchase and Administration Agreement”), pursuant to which the Purchasers will purchase Receivables from time to time from the Seller, on terms, and subject to the conditions set forth therein, secured by, among other things, the Receivables and Related Rights.

(3) Holdings is the direct or indirect owner of 100% of the issued and outstanding Capital Stock of AccessOne MedCard and the SPV.

(4) Phreesia is the direct or indirect owner of 100% of the issued and outstanding Capital Stock of Holdings.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantors hereby agree as follows:

Section 1.Unconditional Undertaking; Enforcement. Each Performance Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees and assures, for the benefit of Administrative Agent and the other Purchaser Parties, the due and punctual performance and observance by AccessOne MedCard (in its individual capacity and as the Originator and the Servicer) (or any of its successors and assigns, individually or in any such capacity) of the terms, covenants, conditions, agreements, undertakings and obligations on the part of AccessOne MedCard to be performed or observed by AccessOne MedCard under each of the Transaction Documents to which it is a party, including, without limitation, any agreement or obligation of AccessOne MedCard to pay any indemnity or any agreement or obligation of AccessOne MedCard to make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of AccessOne MedCard to be paid, performed or observed being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Performance Guarantor, jointly and severally, agrees that if AccessOne MedCard shall fail in any manner whatsoever to perform or observe any of the Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then each Performance Guarantor will itself duly and punctually perform or observe or cause to be performed or observed the Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of any Performance Guarantor hereunder to perform or to observe any Guaranteed Obligation that the Administrative Agent, or any other Purchaser Party, shall have first made any request of or demand upon or given any notice to any Performance Guarantor or AccessOne MedCard or any of their respective successors and assigns or have initiated any action or proceeding against any Performance Guarantor or AccessOne MedCard or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of the Purchaser Parties and their assigns) may proceed to enforce the obligations of any Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any other Purchaser Party may have against AccessOne MedCard, any other Person, the Pool Receivables or any other property. Each Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable, joint and several. Notwithstanding the foregoing, the performance of any Guarantor Obligation by any Performance Guarantor is subject to the same rights regarding performance that have been granted to AccessOne MedCard under the applicable Transaction Document. Notwithstanding the foregoing, this Performance Guaranty is not a guarantee of the collection of any Pool Receivables, and no Performance Guarantor shall be responsible for any non-payment or delay in payment of any Pool Receivables solely by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or Provider or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to any Performance Guarantor for uncollectible Pool Receivables.

Section 2.Validity of Obligations; Reinstatement. Each Performance Guarantor agrees that its obligations under this Performance Guaranty shall be absolute and unconditional, irrespective of (a) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (b) the absence of any attempt by the Administrative Agent or any other Purchaser Party to collect any Pool Receivables or other Support Assets, or to obtain performance or observance of the Guaranteed Obligations from AccessOne MedCard, any other Performance Guarantor or any other Person, (c) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent with respect to any provision of any instrument evidencing the Guaranteed Obligations, (d) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (e) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations, or rights of the Administrative Agent or any other Purchaser Party with respect thereto, (f) the failure by the Administrative Agent or any other Purchaser Party to take any steps to perfect and maintain perfected its interest in any Pool Receivable or other property or in any security or collateral related to the Guaranteed Obligations, (g) any failure to obtain any authorization or approval from or other action by or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of the obligations hereunder by any Performance Guarantor, (h) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of AccessOne MedCard or any Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, which might constitute a legal or equitable discharge of a surety or guarantor or (i) any change, restructuring or termination of the corporate structure or existence of AccessOne MedCard or any Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, AccessOne MedCard or any of its assets or obligations. Each Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. Each Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if the Administrative Agent or any other Purchaser Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and each Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by AccessOne MedCard had such right and remedies been permitted to be exercised. Should any money due or owing under this Performance Guaranty not be recoverable from any Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantors, jointly and severally, as though each Performance Guarantor were principal debtor in respect thereof and not merely a Performance Guarantor and shall be paid by the Performance Guarantors forthwith. Each Performance Guarantor further agrees that, to the extent that AccessOne MedCard or any other Performance Guarantor makes a payment or payments to the Administrative Agent or any other Purchaser Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to AccessOne MedCard or any Performance Guarantor, or to the estate, trustee, or receiver of AccessOne MedCard or any Performance Guarantor under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount, together with such Performance Guarantor’s obligations hereunder with respect to such Guaranteed Obligations or part thereof, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

Section 3.Reinstatement, etc. Each Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of AccessOne Medcard), as though such payment had not been made.

Section 4.Waiver. Each Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by AccessOne MedCard, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement that the Administrative Agent or any other Purchaser Party exhaust any right or take any action against AccessOne MedCard, any other Person or any property. Each Performance Guarantor warrants to the Administrative Agent (for the benefit of the Purchaser Parties) that it has adequate means to obtain from AccessOne MedCard on a continuing basis, all information concerning the financial condition of AccessOne MedCard, and that it is not relying on the Administrative Agent or any other Purchaser Party to provide such information either now or in the future.

Section 5.Subrogation. Each Performance Guarantor hereby waives, until all of the Guaranteed Obligations have been performed and observed (including paid) in full and there exists no commitment which could give rise to any Guaranteed Obligations, all rights of subrogation (whether contractual or otherwise) to the claims, if any, of the Administrative Agent or any other Purchaser Party against AccessOne MedCard and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from AccessOne MedCard which may otherwise have arisen in connection with this Performance Guaranty.

Section 6.Representations and Warranties of the Performance Guarantors. Each Performance Guarantor hereby represents and warrants to each Purchaser Party as of the Closing Date, on each Settlement Date, and on the day of each Investment and delivery of a Monthly Report or Weekly Report, as follows:

(a)Organization and Good Standing. Such Performance Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has full power and authority under its constitutional documents and under the laws of its jurisdiction to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)Due Qualification. Such Performance Guarantor is duly qualified to do business as a corporation, is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)Power and Authority; Due Authorization. Such Performance Guarantor has all necessary corporate power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary corporate action.

(d)Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which such Performance Guarantor is a party constitute legal, valid and binding obligations of such Performance Guarantor, enforceable against such Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which such Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by such Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of such Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

(f)Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to such Performance Guarantor’s knowledge, threatened, against such Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; (iii) seeking any determination or ruling that could materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents, (iv) that would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $[***] or (v) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. As of the Ninth Amendment Effective Date, no Performance Guarantor nor any of its Subsidiaries is the subject of an audit or, to such Performance Guarantor’s knowledge, any review or investigation by any Governmental Authority (excluding the Internal Revenue Service and other taxing authorities) concerning the violation or possible violation of any Applicable Law.

(g)No Consents. Such Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.

(h)Investment Company Act. Such Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

(i)No Material Adverse Effect. Since October 31, 2015, there has been no Material Adverse Effect with respect to any Performance Guarantor.

(j)Compliance with Applicable Law. Such Performance Guarantor has complied in all material respects with all Applicable Laws in connection with this Performance Guaranty, except to the extent that any such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(k)[Reserved].

(l)[Reserved].

(m)Opinions. The facts regarding such Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Performance Guaranty and the Transaction Documents are true and correct in all material respects.

(n)Financial Condition. The audited consolidated balance sheets of Phreesia and its consolidated Subsidiaries as of January 31, 2025 and the related statements of income and shareholders’ equity of such Performance Guarantor and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and each Purchaser, present fairly in all material respects the consolidated financial position of such Performance Guarantor and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(o)Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Purchaser Party by the Performance Guarantors pursuant to any provision of this Performance Guaranty or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Purchaser Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(p)Solvency. Such Performance Guarantor is Solvent.

(q)Separateness. Such Performance Guarantor is aware that the Administrative Agent and the other Secured Parties have entered into the Receivables Purchase and Administration Agreement in reliance on the SPV being a separate entity from such Performance Guarantor and such Performance Guarantor’s other Affiliates (including, without limitation, the Covered Entities) and has taken such actions and implemented such procedures as are necessary on its part to ensure that such Performance Guarantor and each of its Affiliates (including, without limitation, the Covered Entities) will take all steps necessary to maintain the SPV’s identity as a separate legal entity from such Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities) and to make it manifest to third parties that the SPV is an entity with assets and liabilities, distinct from those of such Performance Guarantor and its Affiliates (including, without limitation, the Covered Entities).

(r)ERISA. Schedule IX to the Receivables Purchase and Administration Agreement sets forth, as of the Closing Date, a complete and accurate list of, and separately identifies, (a) all Pension Plans and (b) all Multiemployer Plans. Each Pension Plan, each trust thereunder, and to the knowledge of any AccessOne Party, each Multiemployer Plan, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Applicable Law so qualifies and is in material compliance with applicable provisions of ERISA, the Code and other Applicable Law. Except for those that would not reasonably be expected to result in Liabilities in excess of $[***] in the aggregate, there are no existing or pending (or to the knowledge of any AccessOne Party, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigations involving any Pension Plan or Multiemployer Plan to which such Performance Guarantor or its Subsidiaries incurs or otherwise has or could have an obligation or any Liability. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any property of AccessOne or any member of the ERISA Group.

(s)Contract Compliance Requirements. Such Performance Guarantor is in compliance in all material respects with all Contract Compliance Requirements (including being in compliance with privacy notice requirements under the Gramm-Leach-Bliley Act) material to the conduct of its business and operations; such

Performance Guarantor possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with the Performance Guarantor’s execution and performance of the Transaction Documents.

(t)Reaffirmation of Representations and Warranties. On the date of each Investment, on each Settlement Date and on the date each Monthly Report, Weekly Report or other report is delivered to the Administrative Agent or any Purchaser, such Performance Guarantor shall be deemed to have certified that (i) all representations and warranties of such Performance Guarantor hereunder are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Early Amortization Event, Event of Termination or an Unmatured Event of Termination has occurred and is continuing or will result from such Investment or Release.

Section 7.Covenants. At all times from the Closing Date until the Final Payout Date, each Performance Guarantor covenants and agrees that it will observe and perform all of the following covenants:

(a)Existence. Such Performance Guarantor shall keep in full force and effect its existence and rights as a corporation or other entity under the laws of the State of Delaware. Such Performance Guarantor shall obtain and preserve its qualification to do business in each jurisdiction in which the conduct of its business or to protect the validity and enforceability of this Performance Guaranty and the other Transaction Documents, as this Performance Guaranty requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)Compliance with Laws. Such Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(c)Mergers, Sales, Etc. Such Performance Guarantor will not, and will not permit AccessOne to, directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents). Such Performance Guarantor shall not consolidate with or merge with or into any other Person or reorganize as any other entity or reincorporate in any other jurisdiction unless (i) no Early Amortization Event, Event of Termination or Unmatured Event of Termination has occurred and is continuing or would result therefrom, (ii) if it is not the surviving entity, the surviving Person agrees to be bound by the terms and provisions applicable to it hereunder, (iii) no Change in Control shall result, (iv) such Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its obligations under this Performance Guaranty shall apply to the surviving Person and (v) the Administrative Agent receives such additional certifications and opinions of counsel as it shall reasonably request.

(d)[Reserved].

(e)Payments on Receivables; Collection Accounts; Sweep Account. If any payments on the Pool Receivables or other Collections are received by such Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit an amount equal to such payment into a Collection Account or the Sweep Account.

(f)Healthcare Matters.

(i)Such Performance Guarantor and each of its Subsidiaries will comply with all applicable Health Care Laws relating to the operation of such Person’s business.

(ii)Such Performance Guarantor and each of its Subsidiaries shall maintain a corporate and health care regulatory compliance program (“CCP”) which addresses the requirements of Health Care Laws, including without limitation HIPAA, and includes at least the following components: (i) standards of conduct and procedures that describe compliance policies regarding Health Care Laws; (ii) a specific officer identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents; (iv) disciplinary guidelines and consistent enforcement of compliance policies; and (v) mechanisms to promptly respond to detected violations of the CCP. Such Performance Guarantor and each of its Subsidiaries shall modify such CCPs from time to time, as may be necessary to ensure material compliance with all applicable Health Care Laws.

(iii)Such Performance Guarantor shall perform an internal security risk analysis no later than the first anniversary of the date of execution of this Agreement and shall perform subsequent internal security risk analyses on a periodic basis thereafter as necessary to comply with the requirements of all applicable Health Care Laws, including without limitation HIPAA.

(g)Consumer Finance Laws. Such Performance Guarantor shall comply in all material respects with all local, state and federal laws and regulations applicable to its business including without limitation all Contract Compliance Requirements (including complying with privacy notice requirements under the Gramm-Leach-Bliley Act), Anti-Terrorism Laws, and the provisions and requirements of all franchises, permits, licenses, certificates of compliance and grants of approval issued by any Governmental Authorities and other like grants of authority held by such Performance Guarantor; and notify Administrative Agent immediately (and in reasonable detail) of any actual or alleged material failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, permits, licenses, certificates, or grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a material breach, violation or default or could occasion the termination of any of such franchises, permits, licenses, certificates or grants of authority (which Administrative Agent will thereafter deliver to the Purchasers).

(h)Further Assurances. Such Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty. Without limiting the foregoing, such Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself AccessOne and the SPV as the Administrative Agent may reasonably request.

(i)SPV’s Tax Status. Such Performance Guarantor shall not take or cause any action to be taken that could result in the SPV (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded from a U.S. Person or (ii) becoming an association taxable as a corporation or a publicly traded partnership ) taxable as a corporation for U.S. federal income tax purposes.

(j)Subsidiaries. (i) Phreesia shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of Holdings and (ii) Holdings shall continue to own, directly or indirectly, 100% of the issued and outstanding Capital Stock and other equity interests of AccessOne and the SPV. Without limiting the generality of the foregoing, the Performance Guarantors shall not permit the occurrence of any Change of Control.

(k)Sale of Assets. The Performance Guarantors will not, and will procure that AccessOne MedCard will not, complete the sale, transfer, lease or other disposal of all or any substantial part of its or their respective assets except on an arm’s length basis and for a fair market value or, except as may be otherwise permitted under Section 6(c), to any of its or their respective Affiliates.

(l)Substantive Consolidation. Such Performance Guarantor shall, and shall cause each of its Subsidiaries and Affiliates to, observe and comply with each of the separateness covenants described in Section 7.03 of the Receivables Purchase and Administration Agreement.

Section 8.No Waiver; Remedies. No failure on the part of the Administrative Agent or any Purchaser Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty or consent to any departure by any Performance Guarantor herefrom shall in any event be effective unless in a writing signed by the Administrative Agent and the Performance Guarantors, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10.Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule A hereto or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile or email shall be effective when sent receipt confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

Section 11.Execution in Counterparts. This Performance Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

Section 12.Integration; Binding Effect; Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Performance Guaranty (a) is a continuing agreement and shall remain in full force and effect until the later of (i) the performance and observance in full of the Guaranteed Obligations including the payment in full thereof and all other amounts payable under this Performance Guaranty and (ii) one year and a day after the date following the Final Payout Date and (b) shall be (i) binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and (ii) enforceable by the Administrative Agent and each of the other Purchaser Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (b), upon any assignment by a Purchaser permitted pursuant to the Receivables Purchase and Administration Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to such Purchaser herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers, the Seller Indemnified Parties and the Affected Persons shall be a third-party beneficiary of this Performance Guaranty. No Performance Guarantor shall assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and no Performance Guarantor’s obligations hereunder shall be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.

Section 13.Indemnities by Performance Guarantors. Without limiting any other rights which any Secured Party may have hereunder or under Applicable Law, each Performance Guarantor, jointly and severally, agrees to indemnify and hold harmless each Secured Party and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, members, managers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a “Guarantor Indemnified Party”) forthwith and on demand from and against any and all damages, losses, claims, liabilities and related costs and expenses (including all filing fees, if any), including reasonable and documented attorneys’, consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) incurred by any of them and arising out of, relating to, resulting from or in connection with: (i) any breach by any Performance Guarantor of any of its obligations or duties under this Performance Guaranty or any other Transaction Document to which it is a party in any capacity; (ii) the inaccuracy of any representation or warranty made by any Performance Guarantor hereunder, under any other Transaction Document to which it is a party in any capacity or in any certificate or statement delivered pursuant hereto or to any other Transaction Document to which it is a party in any capacity; (iii) the failure of any information provided to any such Guarantor Indemnified Party by, or on behalf of, any Performance Guarantor, in any capacity, to be true and correct; (iv) the material misstatement of fact or the omission of a material fact or any fact necessary to make the statements contained in any information provided to any such Guarantor Indemnified Party by, or on behalf of, any Performance Guarantor, in any capacity, not materially misleading; (v) any gross negligence or misconduct on any Performance Guarantor’s part arising out of, relating to, in connection with, or affecting any transaction contemplated by this Performance Guaranty or any other Transaction Document; (vi) the failure by any Performance Guarantor to comply with any Applicable Law, rule or regulation with respect to this Performance Guaranty, the transactions contemplated hereby, any other Transaction Document to which it is a party in any capacity, the Guaranteed Obligations or otherwise or (vii) the failure of this Performance Guaranty to constitute a legal, valid and binding obligation of any Performance Guarantor, enforceable against it in accordance with its terms; provided, however, notwithstanding anything to the contrary in this Section 13, Indemnified Amounts shall be excluded solely to the extent (i) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Guarantor Indemnified Party or (ii) the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor.

Section 14.Costs and Expenses. Each Performance Guarantor, jointly and severally, shall, upon demand, pay to the Administrative Agent and any applicable Lender the amount of any and all reasonable expenses, including reasonable attorneys’ fees, costs, expenses and disbursements, which they may incur in connection with the exercise or enforcement of any of their respective rights or interests hereunder.

Section 15.GOVERNING LAW. THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW

OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF.

Section 16.CONSENT TO JURISDICTION.

(a)EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO ANY PERFORMANCE GUARANTOR OR ANY AFFILIATE THEREOF, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO ADMINISTRATIVE AGENT, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY ANY PERFORMANCE GUARANTOR OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY THE ADMINISTRATIVE AGENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER PURCHASER PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PERFORMANCE GUARANTOR OR ANY OF ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PERFORMANCE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)EACH PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE A. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 17.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

Section 18.Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties (collectively, the “Set-off Parties”), may at any time during the continuance of an Event of Termination, setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness owing to such Set-Off Party, or held by such Set-Off Party for the account of, either Performance Guarantor against amounts owing by such Performance Guarantor hereunder; provided that such Set-Off Party shall notify each Performance Guarantor promptly following such setoff.

Section 19.Taxes. Any and all payments by or on account of any obligation of each Performance Guarantor under this Performance Guaranty shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of such Performance Guarantor) requires the deduction or withholding of any Tax from any such payment to a Secured Party, then such Performance Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Performance Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

Section 20.Severability. Any provisions of this Performance Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 22.Captions and Cross References. The various captions (including the table of contents) in this Performance Guaranty are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Performance Guaranty. Unless otherwise indicated, references in this Performance Guaranty to any Section, Schedule or Exhibit are to such Section, Schedule or Exhibit to this Performance Guaranty, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

Section 23.No Proceedings. Each Performance Guarantor hereby covenants and agrees that it and its Subsidiaries will not institute against, or join any other Person in instituting against, the Seller, any Insolvency Proceeding until one year and one day after the Final Payout Date. The provisions of this Section 23 shall survive any termination of this Performance Guaranty.

Section 24.Effect of Performance Guaranty. This Performance Guaranty amends and restates in its entirety, as of the date hereof, that certain Performance Guaranty, dated as of March 31, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prior Performance Guaranty”). Upon the effectiveness of this Performance Guaranty, the terms and provisions of the Prior Performance Guaranty shall, subject to this paragraph, be superseded hereby in their entirety. Notwithstanding the amendment and restatement of the Prior Performance Guaranty by this Performance Guaranty, Holdings shall continue to be liable to the Administrative Agent for the Guaranteed Obligations (as defined in the Prior Performance Guaranty) (collectively, the “Prior Performance Guaranty Outstanding Amounts”). To the extent that any rights, benefits or provisions in favor of the Administrative Agent existed in the Prior Performance Guaranty and continue to exist in this Performance Guaranty, then such rights, benefits or provisions are reaffirmed and acknowledged to be and to continue to be effective from and after the date of the Prior Performance Guaranty or any applicable portion thereof. Each Performance Guarantor agrees and acknowledges that any and all rights, remedies and payment provisions under the Prior Performance Guaranty shall continue and survive the execution and delivery of this Performance Guaranty. Upon the effectiveness of this Performance Guaranty, each reference to the Prior Performance Guaranty in any other document, instrument or agreement shall mean and be a reference to this Performance Guaranty. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Prior Performance Guaranty.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
ACCESSONE HOLDINGS, INC.,
as a Performance Guarantor

By: /s/ Balaji Gandhi
Name: Balaji Gandhi
Title: CFO

PHREESIA, INC.,
as a Performance Guarantor

By: /s/ Balaji Gandhi
Name: Balaji Gandhi
Title: CFO

Amended and Restated
Performance Guaranty (AccessOne)

S-1

Accepted as of the date hereof:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By: /s/ Eric Bruno
Name: Eric Bruno
Title: Senior Vice President

Amended and Restated
Performance Guaranty (AccessOne)

S-2

SCHEDULE A
Notice Addresses

A-1